DAVIDSON & COMPANY LLP        Chartered Accountants              A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Crosshair Exploration & Mining Corp.

We have audited the balance sheets of Crosshair Exploration & Mining Corp. as at April 30, 2005 and 2004, and the statements of operations, shareholders' equity (deficiency) and cash flows for the years ended April 30, 2005 and 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these  financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2005 and 2004, and the results of its operations and cash flows for the years ended April 30, 2005 and 2004 in accordance with Canadian generally accepted accounting principles.

The audited statements of operations , shareholders’ equity (deficiency) and cash flows for the year ended April 30, 2003 were audited by other auditors who expressed an opinion without reservation on those statements in their report dated July 1, 2003.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 18, 2005

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –

U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements and when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the change described in Note 11 to the consolidated financial statements.  Our report to the shareholders dated July 18, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 18, 2005

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